Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS ROBUST 2007 SECOND-QUARTER RESULTS

Core Businesses Drive Strong Performance

ST. PAUL, Minn. — July 24, 2007 — IntriCon Corporation (AMEX: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature medical and electronics products, today announced financial results for its 2007 second quarter ended June 30, 2007.

For the second quarter, the company reported net sales of $16.9 million, a 28 percent increase from sales of $13.2 million for the 2006 second quarter. IntriCon delivered second-quarter net income of $527,000, or $0.10 per diluted share. This is a 20 percent increase from net income of $424,000, or $0.08 per diluted share, for the 2006 second quarter. The 2007 sales and net income include approximately one month of results from the late-May 2007 acquisition of Tibbetts Industries, Inc.

“Our medical business continues to perform very well, driven by increasing OEM demand for miniature, body-worn devices,” said Mark S. Gorder, president and chief executive officer of IntriCon. “Also contributing to second-quarter results were significant gains in hearing health and professional audio. Combined, our core medical, hearing-health and professional audio businesses delivered top-line, second-quarter growth of 38 percent.”

For the six-month period, IntriCon reported sales of $31.5 million and net income of $554,000, or $0.10 per diluted share. This compares to 2006 six-month sales of $25.0 million and net income of $282,000, or $0.05 per diluted share.

During the second quarter, IntriCon announced that it secured $14.5 million in new senior credit facilities with LaSalle Bank to finance the purchase of Tibbetts Industries, refinance existing debt and meet working capital requirements. Second-quarter and six-month results contain a $180,000, or $0.03 per diluted share, charge related to the refinancing of the credit facility. Management believes the favorable new terms will enhance IntriCon’s financial flexibility and strengthen the company in both the short- and long-term.

Excluding the impact of Tibbetts, IntriCon reported 2007 second-quarter net sales of $16.1 million and net income of $563,000, or $0.10 per diluted share. Again, excluding Tibbetts, net sales totaled $30.7 million for the six-month period with net income of $590,000, or $0.11 per diluted share.

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IntriCon Corporation 2007 Second-Quarter Results

July 24, 2007

Business Update

For the second quarter, IntriCon’s core businesses increased 38 percent year-over-year. The company’s non-core electronics business decreased 10 percent from the second quarter of 2006.

Said Gorder, “The addition of Tibbetts provides us with significant incremental gains in both our medical and professional audio businesses. We believe the benefits of this acquisition will eventually carry over to hearing health, where we expect to incorporate Tibbetts’ pioneering magnetic telecoil and miniature transducer technology into key hearing aid components.

“Tibbetts’ surveillance capabilities also expand our markets to include security products—which are reflected in our professional audio performance. Security products, though currently a small percentage of our overall business, are seeing increasing demand in today’s post-9/11 climate.”

According to Gorder, IntriCon’s growth strategies also potentially include further acquisitions that are consistent with the company’s mission. In addition, IntriCon will work to accelerate new product development, further commit to research and development initiatives, and incorporate proprietary technology in all devices.

Concluded Gorder, “Our strategic, core-market focus on high-tech, body-worn devices is proving effective from both a top- and bottom-line perspective. By launching new products that use proprietary IntriCon design and technology, we believe we’re creating new opportunities and driving the business forward.”

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature medical and electronics products. The company is focused on four key markets: medical, hearing health, professional audio and communications, and electronics. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the American Stock Exchange. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning the benefits of the new credit facility and the Tibbetts acquisition, future growth and expansion,

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IntriCon Corporation 2007 Second-Quarter Results

July 24, 2007

future financial condition and performance, prospects, and the positioning of IntriCon to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the Tibbetts acquisition, including unanticipated liabilities and expenses, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2007 Second-Quarter Results

July 24, 2007

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	June 30, 2007	June 30, 2006
Sales, net	$16,937,697	$13,208,492

Costs of sales	12,731,182	9,689,188

Gross profit	4,206,515	3,519,304

Operating expenses:
Selling expense	962,872	869,111
General and administrative expense (a)	1,613,217	1,321,397
Research and development expense	650,777	611,838
Total operating expenses	3,226,866	2,802,346

Operating income	979,649	716,958

Interest expense	(333,129)	(144,649)
Interest income	12,047	17,747
Equity in loss of partnership	(60,000)	—
Other income (expense), net	35,788	(28,758)
Income before income taxes	634,355	561,298
Income tax expense	107,511	112,931
Income from continuing operations	526,844	448,367
Loss from discontinued operations, net of income tax expense	—	(25,876)

Net income	$526,844	$422,491

Income (loss) per share:
Basic
Continuing operations	$.10	$.09
Discontinued operations	—	(.01)
	$.10	$.08

Diluted
Continuing operations	$.10	$.08
Discontinued operations	—	(.00)
	$.10	$.08

Average shares outstanding:
Basic	5,200,137	5,155,425
Diluted	5,455,743	5,462,396

(a)	General and administrative expense includes $68,626 and $49,085 of non-cash stock option expense related to the adoption of FAS 123® at June 30, 2007 and 2006, respectively.

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IntriCon Corporation 2007 Second-Quarter Results

July 24, 2007

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Six Months Ended
	June 30, 2007	June 30, 2006
Sales, net	$31,516,964	$25,044,626

Costs of sales	24,099,192	18,758,911

Gross profit	7,417,772	6,285,715

Operating expenses:
Selling expense	1,805,638	1,771,532
General and administrative expense (a)	3,033,481	2,626,806
Research and development expense	1,383,458	1,180,821
Total operating expenses	6,222,577	5,579,159

Operating income	1,195,195	706,556

Interest expense	(486,406)	(301,176)
Interest income	50,783	39,640
Equity in loss of partnership	(80,000)	—
Other income (expense), net	10,051	(60,944)
Income before income taxes	689,623	384,076
Income tax expense	135,271	75,018
Income from continuing operations	554,352	309,058
Loss from discontinued operations, net of income tax expense	—	(27,975)

Net income	$554,352	$281,083

Income (loss) per share:
Basic
Continuing operations	$.11	$.06
Discontinued operations	—	(.01)
	$.11	$.05

Diluted
Continuing operations	$.10	$.06
Discontinued operations	—	(.01)
	$.10	$.05

Average shares outstanding:
Basic	5,198,542	5,152,914
Diluted	5,410,192	5,439,651

(a) General and administrative expense includes $141,699 and $93,346 of non-cash stock option expense related to the adoption of FAS 123(R) at June 30, 2007 and 2006, respectively.

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IntriCon Corporation 2007 Second-Quarter Results

July 24, 2007

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

Assets	June 30, 2007	December 31, 2006
	(unaudited)
Current assets

Cash	$1,016,976	$599,459

Restricted cash	60,158	60,158

Accounts receivable, less allowance for doubtful accounts of $253,000 at 2007 and $246,000 at 2006	9,526,446	8,456,450

Inventories	10,033,727	9,030,615

Refundable income taxes	40,636	103,587

Note receivable from sale of discontinued operations, less allowance of $225,000 at 2007 and 2006	225,000	300,000
Other current assets	364,840	235,418

Total current assets	21,267,783	18,785,687

Property, plant and equipment
Machinery and equipment	36,123,100	28,767,904
Less: accumulated depreciation	27,567,369	21,994,344

Net property, plant and equipment	8,555,731	6,773,560

Long-term note receivable from sale of discontinued operations	—	75,000

Goodwill	7,942,582	5,927,181

Investment in partnership	1,720,000	1,800,000

Other assets, net	1,687,411	920,051

	$41,173,507	$34,281,479

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IntriCon Corporation 2007 Second-Quarter Results

July 24, 2007

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

Liabilities and Shareholders’ Equity	June 30, 2007	December 31, 2006
	(unaudited)
Current liabilities

Checks written in excess of cash	$974,522	$661,756

Current maturities of long-term debt	1,469,403	952,730

Accounts payable	4,282,460	5,161,450

Income taxes payable	125,497	173,810

Deferred gain on building sale	110,084	110,084

Short term partnership payable	260,000	260,000

Other accrued liabilities	3,828,983	3,021,201

Total current liabilities	11,050,949	10,341,031

Long term debt, less current maturities	9,458,234	3,830,461

Other post-retirement benefit obligations	991,500	1,063,744

Long term partnership payable	1,280,000	1,280,000

Note payable, net of current portion (Amecon)	515,720	515,720

Deferred income taxes	79,273	79,273

Accrued pension liability	588,833	628,569

Deferred gain on building sale	880,673	935,715

Total non-current liabilities	13,794,233	8,333,482

Total liabilities	24,845,182	18,674,513

Commitments and contingencies
Shareholders’ equity
Common shares, $1 par; 10,000,000 shares authorized; 5,713,535 and 5,706,235 shares issued; 5,197,781 and 5,190,481 outstanding	5,713,535	5,706,235
Additional paid-in capital	12,490,343	12,339,988

Accumulated deficit	(435,153)	(989,505)

Accumulated other comprehensive loss	(175,322)	(184,674)

Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	16,328,325	15,606,966

	$41,173,507	$34,281,479

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